SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

March 28, 2008

INTREPID TECHNOLOGY AND RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Idaho	000 - 30065	82-0230842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

501 West Broadway, Suite 200, Idaho Falls, Idaho	83402
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(208) 529-5337

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

On March 28, 2008 (the “Transaction Date”), Intrepid Technology and Resources, Inc., an Idaho corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with YA Global Investments, L.P. (f/k/a Cornell Capital Partners, L.P. and hereinafter referred to as the “Investor”) pursuant to which the Company sold to the Investor, and the Investor purchased from the Company, up to Five Hundred Eighty-Five Thousand Dollars ($585,000) of Secured Convertible Debentures (the “Debenture”), which shall be convertible into shares of the Company’s common stock, par value $0.005 per share (“Common Stock”) and warrants (the “Warrants”) to acquire up to Four Million Two Hundred Thousand (4,200,000) additional shares of Common Stock, of which Five Hundred Eighty Five Thousand Dollars ($585,000) was funded on the Transaction Date.

The Debenture shall accrue interest at a rate equal to eleven percent (11%) per annum and shall mature, unless extended by the holder in accordance with the terms of the Debenture, on March 28, 2010 (“Maturity Date”). At any time after the Transaction Date, the Investor shall be entitled to convert any portion of the outstanding and unpaid principal and accrued interest thereon into fully paid and non-assessable shares of Common Stock at a price equal to the lesser of $0.015 and ninety percent (90%) of the lowest daily volume weighted average price of the Common Stock during the thirty (30) trading days immediately preceding each conversion date. The Company shall not affect any conversion, and the Investor shall not have the right to convert any portion of the Debenture to the extent that after giving effect to such conversion, the Investor (together with the Investor’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

The Company at its option shall have the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date provided that as of the date of the Investor’s receipt of a redemption notice (i) the closing bid price of the Common Stock is less than $0.015, (ii) there exists no Event of Default (as defined in the Debenture) and (iii) there is no Equity Conditions Failure (as defined in the Debenture). The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to twenty percent (20%) of the principal amount being redeemed, and accrued interest.

As long as the Debenture remains outstanding: (a) the Company, and each of its subsidiaries, must obtain the Investor’s consent to (i) amend any of its charter documents to the detriment of the Investor, (ii) repay or acquire shares of its Common Stock or other equity securities except for the Underlying Shares (as defined in the Debenture) pursuant to the Transaction Documents (as defined in the Debenture), (iii) issue or sell shares of Common Stock or preferred stock without consideration or for a consideration per share less than the bid price of the Common Stock determined immediately prior to its issuance, (iv) issue any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire Common Stock without consideration or for a consideration less than such Common Stock’s bid price determined immediately prior to it’s issuance, (v) enter into any security instrument granting the holder a security interest in any and all assets of the Company, or (vi) file any registration statement on Form S-8; (b) the Company shall not merge, reorganize, restructure, consolidate, or sell all or substantially all of the Company’s assets (each such transaction, an “Organizational Change”) unless, prior to such Organizational Change, the Company obtains the written consent of the Investor; and (c) neither the Company nor its subsidiaries shall enter into, amend, modify or supplement any agreement with any of its officers, directors, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined in the Debenture) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a “Related Party”), except for (i) employment arrangements and benefit programs, (ii) any investment in an Affiliate of the Company, (iii) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, or (iv) any agreement which is approved by a majority of the disinterested directors of the Company (for purposes hereof, any director who is also an officer of the Company or its subsidiaries shall not be such a disinterested director).

In connection with the SPA, each of the Company’s officers and directors executed a lockup agreement in the form attached as Exhibit C to the SPA.

In connection with the SPA, the Company placed into escrow Fifty-Five Thousand Dollars ($55,000) directly from the proceeds of the closing (collectively, the “Monitoring Fees” and as deposited into escrow, the “Escrow Funds”) which shall be used to compensate Yorkville Advisors LLC (“Investment Manager”) for monitoring and managing the purchase and investment made by the Investor, pursuant to the Investment Manager’s existing advisory obligations to the Investor. The Company, Investment Manager, and the Investor entered into an Escrow Agreement, dated the Transaction Date (the “Escrow Agreement”) appointing David Gonzalez, Esq. as escrow agent (the “Escrow Agent”) to hold the Escrow Funds and to periodically disburse portions of such Escrow Funds to the Investment Manager from escrow in accordance with the terms of the Escrow Agreement. The Investment Manager shall periodically receive portions of the Escrow Funds in accordance with the Escrow Agreement until either: (1) the Escrow Funds shall have been fully disbursed pursuant the Escrow Agreement or (2) the securities shall have been Fully Retired. “Fully Retired” means that the Investor shall have fully disposed of all the securities issued or issuable under the SPA, shall no longer have any investment in, or ownership of, any of the securities, all amounts owed to the Investor under the Transaction Documents (as defined in the SPA) shall have been paid, and the Transaction Documents shall have been terminated. When the Securities are Fully Retired, the remaining Escrow Funds shall be returned to the Company or otherwise disbursed in accordance with the Escrow Agreement. A copy of the Escrow Agreement is attached hereto.

The Company paid a nonrefundable structuring and due diligence fee to the Investment Manager equal to Ten Thousand Dollars ($10,000) directly from the proceeds of the closing. Furthermore, the Company reimbursed the Investor directly from the gross proceeds of the closing for its outside legal costs in an amount equal to $35,000.

On the Transaction Date, the Company issued to the Investor a warrant to purchase 1,400,000 shares of Common Stock with an exercise price of $0.015 per share, a warrant to purchase 1,400,000 shares of Common Stock with an exercise price of $0.025 per share and a warrant to purchase 1,400,000 shares of Common Stock with an exercise price of $0.035 per share. In the event that the Company does not meet the pro forma financial targets set forth in Section 4(u) of the SPA, the exercise prices of Warrants will automatically reset to $0.0005 with no further action on behalf of the Company and/or the Investor.

On the Transaction Date, the Company and the Investor executed and delivered the Registration Rights Agreement (“RRA”) pursuant to which the Company shall provide certain registration rights to Investor with respect to the Registrable Securities (as defined in the RRA) under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws. Specifically, the Company shall file with the SEC a Registration Statement within thirty (30) days following receipt of or written demand from the Investor requesting the filing of a Registration Statement. A copy of the RRA has been provided herewith.

The Debenture is secured by (i) a security interest in all of the assets of the Company and of each of the Company's subsidiaries as evidenced by that certain Security Agreement, dated the Transaction Date, by and among the Company, the Investor and each of the Company’s subsidiaries made a party thereto (the “Security Agreement”) and (ii) a Guaranty, dated the Transaction Date, in favor of the Investor, executed and delivered by each subsidiary of the Company (the “Guaranty”). Within thirty (30) days after the Transaction Date, the Company will file a mortgage (the “Mortgage Agreement”) pursuant to which the Company will provide the Investor a second position security interest in such property located at (a) 501 West Broadway Suite 200, Idaho Falls, ID 83402, (b) 675 North 700 East, Rupert ID 83350 and (c) 1449 East 3150 South, Wendell, ID 83355. Upon filing of the Mortgage Agreement, the Debenture will be secured by the Mortgage Agreement. Copies of the Security Agreement and the Guaranty have been provided herewith.

In connection with the SPA, the Company, the Investor, the Company’s transfer agent and David Gonzalez, Esq. executed those certain Irrevocable Transfer Agent Instructions, dated the Transaction Date, a copy of which has been provided herewith.

On the Transaction Date, Company and the Investor amended that certain warrant to purchase 5,000,000 shares of the Company’s Common Stock issued to the Investor on December 1, 2005 by resetting the exercise price of the warrant from $0.055 to $0.01.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 herein above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Securities Purchase Agreement, dated March 28, 2008, by and between the Company and YA Global Investments, L.P.	Provided herewith

Exhibit 10.2	Debenture, dated March 28, 2008, issued by the Company to YA Global Investments, L.P.	Provided herewith

Exhibit 10.3	Warrant 1, dated March 28, 2008, issued by the Company to YA Global Investments, L.P.	Provided herewith

Exhibit 10.4	Warrant 2, dated March 28, 2008, issued by the Company to YA Global Investments, L.P.	Provided herewith

Exhibit 10.5	Warrant 3, dated March 28, 2008, issued by the Company to YA Global Investments, L.P.	Provided herewith

Exhibit 10.6	Security Agreement, dated March 28, 2008, by and among the Company, the Company’s subsidiaries made a party thereto and YA Global Investments, L.P.	Provided herewith

Exhibit 10.7	Guaranty, dated March 28, 2008, by and among the Company’s subsidiaries made a party thereto and YA Global Investments, L.P.	Provided herewith

Exhibit 10.8	Registration Rights Agreement, dated March 28, 2008, by and between the Company and YA Global Investments, L.P.	Provided herewith

Exhibit 10.9	Irrevocable Transfer Agent Instructions, dated March 28, 2008, by and among the Company, YA Global Investments, L.P., David Gonzalez, Esq. and Columbia Stock Transfer Company, as transfer agent	Provided herewith

Exhibit 10.10	Escrow Agreement, dated March 28, 2008, by and among the Company, Yorkville Advisors LLC, YA Global Investments, L.P. and David Gonzalez, Esq., as escrow agent	Provided herewith

Exhibit 10.11	Amendment to Warrant, dated March 28, 2008, by and between the Company and YA Global Investments, L.P.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2008

INTREPID TECHNOLOGY & RESOURCES, INC.

	By:	/s/ Jacob D. Dustin
Name: Jacob D. Dustin
Title: President